Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deswell Industries, Inc.
We hereby consent to the incorporation by reference in this Registration Statement of our reports dated July 29, 2010, relating to the consolidated financial statements of Deswell Industries, Inc. (“the Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 20-F for the year ended March 31, 2010.

/s/ BDO Limited
BDO Limited
Hong Kong, December 21, 2010